                                  EXHIBIT 11.1


                       COMPUTATION OF EARNINGS PER SHARE


                                                      Three Months ended                   Nine Months ended
                                                          September 30,                      September 30,
                                                     2001              2000              2001              2000
                                                  ----------        -----------        ----------        ----------

Net income                                        $1,070,415        $ 1,079,553        $3,882,999        $2,348,277
                                                  ==========        ===========        ==========        ==========

Weighted average number of common
  and common equivalent shares

Weighted average common shares outstanding         2,698,746          2,698,746         2,698,746         2,698,746

Shares issued from assumed exercise of
  common stock equivalents(1)                         39,641                 --            24,971               638
                                                  ----------        -----------        ----------        ----------

Weighted average number of common and
  common equivalent shares outstanding             2,738,387          2,698,746         2,723,717         2,699,384
                                                  ==========        ===========        ==========        ==========
Earnings per share:
         Basic                                    $      .40        $       .40        $     1.44        $      .87
                                                  ==========        ===========        ==========        ==========
         Diluted                                  $      .39        $       .40        $     1.43        $      .87
                                                  ==========        ===========        ==========        ==========

(1) The number of common stock equivalents excluded from the computation of earnings per share because they were antidilutive were 37,810 and 175,817 for the three months ended September 30, 2001 and 2000, respectively, and 74,553 and 153,505 for the nine months ended September 30, 2001 and 2000, respectively.